Exhibit 10.4.2

THE PERKIN-ELMER CORPORATION
1997 STOCK INCENTIVE PLAN

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT dated as of [Grant Date] by and between The Perkin-Elmer Corporation, a New York corporation (the “Company”), and [Name], a regular salaried employee of the Company or one of its subsidiaries (“you”).

1. Grant of Option. The Company hereby grants to you an option (the “Option”) to purchase [Total Number of Options] shares of its Common Stock, par value $1.00 per share (the “Common Stock”), under the terms of The Perkin-Elmer Corporation 1997 Stock Incentive Plan (the “Plan”).

2. Purchase Price of Option. The purchase price of the shares of Common Stock subject to the Option is $[Purchase Price] per share.

3. Expiration Date of Option. The Option will expire as of 12:00 p.m. midnight (New York time) on [10 Year Anniversary of Grant Date] (the "Expiration Date"), unless it is terminated earlier as provided in this Agreement.

4. Exercise. The Option may be exercised as to one-half of the total number of shares subject to the Option on or after [First Anniversary of Grant Date] and as to the remaining one-half on or after [Second Anniversary of Grant Date]. Except as provided below, the Option may not be exercised unless you are on the date of exercise, and have been at all times from the date of grant to the date of exercise, a regular employee of the Company or one of its subsidiaries.

5. Termination of Employment. If your employment with the Company or a subsidiary is terminated by you or the Company for any reason other than retirement, disability, or death, you may exercise the Option, to the extent that you would otherwise be entitled to do so at the date of termination of employment, at any time within 30 days after the date of termination, but not after the Expiration Date.

6. Retirement or Disability. If you retire under the terms of any qualified pension plan provided by the Company or one of its subsidiaries, or if you are totally and permanently disabled, the Option may be exercised as to the total number of shares subject to the Option (without regard to the exercise schedule set forth in paragraph 4) at any time within one year after the date of retirement or disability retirement, but not after the Expiration Date.

7. Death. If you die while employed by the Company or one of its subsidiaries, the Option may be exercised (to the extent that you would have been entitled to do so at the date of your death) by your executor or administrator (or other person at the time entitled by law to your rights under the Option) at any time within one year after the date of death, but not after the Expiration Date.

8. Exercise of Option. The Option may be exercised by giving written notice in the form specified by the Company to the Corporate Secretary at the principal office of the Company specifying the number of shares of Common Stock to be purchased. However, the Option may not be exercised as to fewer than 50 shares, or the remaining shares covered by the Option if fewer than 50, at any one time, and the Option may not be exercised with respect to a fractional share. The purchase price of the shares as to which the Option is exercised must be paid in full at the time of exercise, at your election, (a) in U.S. currency, (b) by tendering to the Company shares of Common Stock then owned by you having a Fair Market Value (as defined in the Plan) equal to the aggregate purchase price of the shares as to which the Option is being exercised, (c) by making an election to have shares of Common Stock subject to the Option withheld by the Company (provided that the Option has been held for at least six months), with the shares withheld having a Fair Market Value equal to the aggregate purchase price of the shares as to which the Option is being exercised, (d) a combination of U.S. currency, previously owned shares of Common Stock, and/or share withholding, with any shares of Common Stock valued at Fair Market Value, or (e) by payment of such other consideration as the Management Resources Committee of the Board of Directors (the “Committee”) from time to time determines. For purposes of this paragraph, Fair Market Value will be determined as of the business day immediately preceding the day on which the Option is exercised.

9. Conditions to Exercise. The exercise of the Option within one year following termination of employment is subject to the satisfaction of the conditions that you have not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Company, or (b) violated any written agreement with the Company, including, without limitation, any confidentiality agreement. Your violation of either clause (a) or (b) of the preceding sentence will result in the immediate forfeiture of any Options held by you.

10. Tax Withholding Obligations. As a condition to the delivery of shares of Common Stock upon the exercise of the Option, you agree to pay to the Company an amount sufficient to satisfy any applicable tax withholding obligations. Alternatively, you agree that the Company and your employer are expressly authorized to deduct the appropriate withholding taxes from your pay in order to satisfy any income, social, or other employment-related taxes related to your participation in the Plan.

11. Rights as a Shareholder. You will not have any rights as a shareholder with respect to the shares of Common Stock subject to the Option prior to the issuance to you of a certificate for such shares.

12. Transferability. The Option may not be transferred other than by will or by the laws of descent and distribution, and the Option may be exercised, during your lifetime, only by you or your guardian or legal representative.

13. Change of Control. Subject to the terms of the Plan, the Option will become immediately exercisable in full (a) in the event that a tender offer or exchange offer (other than an offer by the Company) for the Common Stock is made by any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended, and not withdrawn within a specified period, or (b) in the event of a Change in Control (as defined in the Plan).

14. No Right to Continued Employment. Neither the Option nor this Agreement confers upon you any right to continue to be an employee of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate your employment at any time. Except as provided in this Agreement, the Option will terminate upon your termination of employment for any reason. The Option will not be reinstated if you are subsequently reinstated as an employee of the Company or any subsidiary.

15. No Right to Future Benefits. The Plan and the benefits offered thereunder are provided by the Company on an entirely discretionary basis, and the Plan creates no vested rights in participants. Neither the Option nor this Agreement confers upon you any benefit other than as specifically set forth in this Agreement and the Plan. You understand and agree that the benefits offered under the Option and the Plan are not part of your salary and that receipt of the Option does not entitle you to any future benefits under the Plan or any other plan or program of the Company.

16. Data Privacy. Certain routine data regarding you, your employment history, and your participation in the Plan will be transmitted and communicated across country borders in order to administer the Plan, and you hereby consent to the same and waive any privacy rights or claims that you may have with respect thereto.

17. Exchange Controls. You are responsible for obtaining all necessary exchange control approvals or filings, where required, in order to remit payment for the purchase price of shares subject to the Option to the Company.

18. Compliance with Law. No shares of Common Stock will be issued upon the exercise of the Option unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable laws.

19. Terms of Plan Govern. This Agreement and the terms of the Option will be governed by the terms of the Plan which is hereby incorporated by reference in this Agreement. In the event of any ambiguity in this Agreement or any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan will govern. By your signature below, you acknowledge receipt of the Prospectus for the Plan, including a copy of the Plan, and agree to be bound by all of the terms of the Plan.

20. Amendments. The Option or the Plan may, subject to certain exceptions, be amended by the Committee at any time in any manner. However, no amendment of the Option or the Plan will adversely affect in any material manner any of your rights under the Option without your consent.

21. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Connecticut.

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first written above.

THE PERKIN-ELMER CORPORATION

By: _______________________________________ Chairman, President and Chief Executive Officer

Accepted and Agreed:

_________________________________
[Name]